UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2006

Avalon Oil & Gas, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	1-12850	84-1168832
(State of Incorporation)	(Commission File Nunber)	(IRS Employer Identification No.)

7000 Flour Exchange Bldg., 310 Fourth Avenue South, Minneapolis, MN 55415
(Address of principal executive offices)

(612) 359-9020
(Registrant's telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01.    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

BUSINESS

     On May 23, 2005, Avalon Oil and Gas, Inc., fka, XDOGS, Inc. (the “Company”), a Nevada corporation entered into a letter of intent with Mid-Continent Investments, Inc. (“MCI”) to acquire an eighty percent (80%) Net Revenue Interest in certain oil and gas leasehold interests located in Montgomery County, Kansas along with certain oil field equipment, (the “Assets”) in exchange for an aggregate of 85,000,000 shares of authorized, but theretofore unissued, shares of common stock $.01 par value of the Company (the “Common Stock”).

     On July 22, 2005, the Company delivered 85,000,000 shares of its common stock to MCI, in anticipation of receipt of an assignment transferring ownership of the Assets. As of January 25, 2006, the Company has not received an assignment of the Assets, and has sent a letter to our transfer agent canceling the 85,000,000 shares that were issued and delivered to MCI, for failure of consideration. Further, the Company has notified MCI that we no longer intend to acquire the Assets.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2006

Avalon Oil & Gas, Inc. By: /s/ Kent Rodriguez Name: Kent Rodriguez Title: CEO